Exhibit 99.2

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
LODGENET INTERACTIVE TO PRESENT AT
THE CL KING BEST IDEAS CONFERENCE
To Discuss Recent Developments in its Hospitality, Healthcare and Media Marketing Divisions,
And Delivering on 2008 Free Cash Flow Target
     SIOUX FALLS, SD, September 16, 2008 — LodgeNet Interactive Corporation (NASDAQ: LNET), the leading provider of media and connectivity solutions to hospitality and healthcare businesses, will present at the CL King Best Ideas Conference at the Omni Hotel in New York City on Wednesday, September 17, 2008. CEO Scott C. Petersen will discuss recent developments in the Company’s Hospitality, Healthcare and Media Marketing divisions and will also comment on LodgeNet’s delivering on its targeted $28 to $32 million of Adjusted Free Cash Flow for 2008.
     Petersen will announce that LodgeNet is expanding its presence in China with the installation of its interactive high-definition television (HDTV) solution at the 360-room Four Seasons Macao, the third hotel within the expansive casino/hotel complex being developed by Venetian Cotai Limited, an affiliate of the Las Vegas Sands Corporation. LodgeNet previously has installed and is operating its industry-leading system at the Venetian Macao and the Sands Macao. With the opening of the Four Seasons property in October, LodgeNet will have more than 3,500 rooms in operation in Macao.
     Petersen will also comment on LodgeNet’s broadband Internet services business, highlighted by the addition of 9,100 new rooms in August and the signing of a multi-year contract with Host Hotels & Resorts to deliver a comprehensive broadband Internet connectivity solution to Host Hotels & Resorts properties throughout Canada. As a part of this agreement, the company has contracted to design, install and manage broadband services to more than 1,600 guest rooms and 79 conference rooms owned by Host Hotels & Resorts, including three Marriott full service hotels in Toronto, Ontario and Calgary, as well as the Delta Meadowvale. LodgeNet’s broadband solution will enable Host Hotels to help their guests stay connected with a customized, flexible solution for in-room broadband Internet access and broadband conferencing that includes call center support.
     The Hotel Networks, LodgeNet’s division focused on generating advertising-based media revenues from within its hospitality media and connectivity business, is currently launching a number of new initiatives including an expansion of its ad-supported cable channel lineup, on-demand advertising opportunities with interactive telescoping capabilities from the hotel video on demand (VOD) system, custom channel sponsorships, and the debut of a promotional marketing services business. Together, these will create greater guest engagement, more advertiser touch points and a unique opportunity for integrated marketing combining the best of broadcast, out-of-home, interactive and promotion.
     Finally, Petersen will announce that LodgeNet has signed an agreement with NorthShore University Health System in Chicago and its three hospitals, Evanston Hospital, Highland Park Hospital and Glenbrook Hospital, representing more than 660 patient rooms. NorthShore University Health system is a teaching affiliate of The University of Chicago Pritzker School of Medicine. This also marks LodgeNet’s first contract for a high-definition interactive television solution designed specifically for a healthcare facility that will deliver on-demand education and entertainment and other customized features desired by hospitals to better serve their patients. Patients will also have the convenience of using the TV for special requests and to complete patient surveys, enabling the hospital to track patient satisfaction and respond more quickly to patient requests. The agreement underlines the growing importance that hospitals are putting on interactive TV systems to help increase patient satisfaction.

LodgeNet to present at CL King Investor Conference — 2
     “The summer travel months have definitely been a challenging time for our traditional entertainment revenues as lower hotel occupancies and a cautious consumer have generated guest entertainment revenue approximately 10% below last year’s levels in July and August,” says Petersen. “However, our revenue diversification actions related to selling more services and systems to hotels and hospitals continue to offset in part the softness in guest entertainment revenues.”
     “We continue to proactively manage our operating and capital investment plans to balance the cash being generated by our company with the goal of delivering on our free cash flow target for 2008,” Petersen continued. “We reduced operating budgets in the third quarter by approximately $1.5 million and plan to do the same during the fourth quarter. We also reduced our capital investment plans during the third quarter by approximately 20% over those existing during the prior two quarters, taking it down to the $15 million level. We anticipate a reduced capital investment program of $13 to $15 million during the fourth quarter. Based on these proactive measures, we are maintaining our $30 million (or $1.35 per share) mid-point target for Adjusted Free Cash Flow* for 2008. With this level of cash flow, we plan to further pay down our debt levels during the third and fourth quarters.”
     LodgeNet management is scheduled to present Wednesday, September 17, at 2:45 pm. A live Webcast of the presentation and a copy of the slides will be available on the investor section of the Company’s Website (www.lodgenet.com) following the presentation.

*   Adjusted Free Cash Flow, a non-GAAP measure, is defined as free cash flow, as defined above, and further excludes cash used for restructuring and integration activities.
About LodgeNet Interactive
LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves more than 1.9 million hotel rooms representing 10,000 hotel properties worldwide in addition to healthcare facilities throughout the United States. The company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to revenue, net loss, adjusted net loss, adjusted operating cash flow, capital investment, free cash flow and each of the components thereof, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from broadband providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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